UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/21/2013

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 21, 2013, CDI Corp. held its 2013 Annual Meeting of Shareholders. A total of 18,202,091 shares of common stock were voted in person or by proxy, representing 93.76 percent of the shares entitled to vote. Below are the final voting results on proposals considered and voted upon at the meeting, all of which are described in CDI's 2013 Proxy Statement.

1. Election of Directors - The eight nominees listed below were elected to serve on the Board of Directors for the ensuing year. There were 1,213,954 broker non-votes in connection with the election of directors.

Director                For             Withheld

H. Paulett Eberhart 13,717,956    3,270,109
Michael J. Emmi      15,106,798    1,881,267
Walter R. Garrison   11,766,899    5,221,166
Lawrence C. Karlson 15,179,092    1,808,973
Ronald J. Kozich    15,200,344    1,787,721
Anna M. Seal         15,118,350    1,869,715
Albert E. Smith      15,197,708    1,790,357
Barton J. Winokur    14,350,252    2,637,813

2. Advisory vote to approve executive compensation - 15,537,091 votes FOR, 1,448,838 votes AGAINST, 2,136 votes abstaining, and 1,213,954 broker non-votes. This proposal was approved.

3. Proposal to ratify the appointment of KPMG LLP as CDI's independent registered public accounting firm for 2013 - 18,172,914 votes FOR, 18,015 votes AGAINST and 11,090 votes abstaining. This proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: May 23, 2013	By:	/s/ Brian D. Short
Brian D. Short
Senior Vice President, Chief Administrative Officer and General Counsel